EXHIBIT 3.1

ARTICLES OF ASSOCIATION

TERRANOVA S.A.

“ARTICLES OF ASSOCIATION OF TERRANOVA S.A. TITLE ONE. Name, legal residence, duration and purpose. Clause One: A corporation is constituted with the name TERRANOVA S.A., herein the “Corporation”. Its legal residence will be Santiago, and it may establish agencies or subsidiaries in other places of the country or abroad. The Corporation will manage itself according to these articles of association and, for that which is not anticipated by them, by Law number eighteen thousand forty six, by the Corporations Regulations, and by other applicable and pertinent provisions. Clause Two: The Corporation will have an indefinite duration. Clause Three: The Corporation will have as its purpose the forestation or reforestation of its own or another party’s lands; the management, the felling or forestry of natural or artificial forests; the industrialization of wood, of any form; the commercialization in Chile and/or abroad of all kinds of wood and forest products, including those of the Corporation or of third parties; the purchase, sale, distribution, import and export, on its own or by another party, of all kinds of wood, forest, cattle and agricultural products and all kinds of machinery, equipment, vehicles, spare parts, raw materials and inputs for the wood-based industry and agricultural, forest and cattle activities; the investment of capitals on forest or agricultural business and on companies derived from them; the formation, constitution, participation, modification and/or management of companies of any nature that exploit the activities or businesses mentioned above; the purchase and sale, disposal of property and execution of transactions relating to shares, social rights, bonds, bearer securities and negotiable instruments; the delivery of management services and technical, financial, legal and other assistance; and the coordination of the management of the corporations in which it is a stockholder or partner. TITLE TWO. Capital and Shares. Clause Four: The capital of the Corporation is US$602,117,437.24, divided into 4,019,837,304 shares, without par value, of the same and only series and without concessions. No one may be the owner of shares representing more than 90% of the capital with the right to vote of the Corporation. TITLE THREE. Administration. Clause Five: The Corporation will be managed by a Board of Directors composed of seven members who will be re-electable. The Board of Directors will last for a period of three years, at the end of which it shall be completely renewed. The Directors may be compensated for their functions. The amount of compensation will be determined annually by the shareholders at an Ordinary Shareholders Meeting. Clause Sixth: The Board of Directors legally represents the Corporation for all of the Corporation’s business and corporate actions. This status need not be accredited to third parties. Furthermore, the Board of Directors is invested with all of the administrative powers and faculties, which are not established as powers and rights of the shareholders of the Corporation, available to the Board of Directors pursuant to law and the Corporation’s articles of association. It is not necessary to grant it any special power, even for those acts or contracts for which the laws require special powers. The Board of Directors is completely empowered to execute and enter into all those acts and contracts deemed appropriate for the administration of the Corporation’s business and the investment of the funds of the Corporation. Clause Seven: In its first meeting after the Shareholders Meeting in which it was elected, the Board of Directors will elect among its members a President, who will also be the President for the Corporation and the Shareholders Meeting. The President will have a term of three years. The election of a new President should be made by the new Board of Directors during its first meeting. Likewise, the Board of Directors will designate among its members a Vice President of the

Corporation, who will have a term of three years. If, for any reason, the position of Vice President is unoccupied before the expiration of the term mentioned above, the Board of Directors will make a new nomination for the time remaining in such term. The President and the Vice President will be named and may be removed with the vote of at least four directors. The Board Meetings and the Shareholders Meetings will be presided over by the President. Clause Eight: The Board of Directors will meet in ordinary and extraordinary sessions. The ordinary meetings of the Board of Directors will be held at least once a month, in the place, day and hour established by the Board of Directors. The place, day and hour of the meeting may be changed at any time. No prior notice of the meeting of the Board of Directors is required. The extraordinary meetings of the Board of Directors will be called by the President at his determination or at the suggestion of one or more Directors, providing that the President has evaluated the necessity of such a meeting. This meeting may be requested by the simple majority of the Directors, in which case the meeting should be made without the President’s previous evaluation. The notice for the extraordinary meeting should contain a reference to the subjects to be discussed and addressed in the meeting and this notice may be omitted if all of the Directors attend the meeting. Clause Nine: The meetings of the Board of Directors will be constituted with the attendance of at least four Directors. The agreements will be adopted by the simple majority of the Directors attending the meeting. In case of a tie vote, the President will determine the outcome of the vote. In case of the absence of the President, he will be replaced by the Vice President, who will hold the same authority, including the authority to determine the outcome of a tie vote. Clause Ten: The decisions reached at the meetings of the Board of Directors will be recorded, in writing, in a secure Minutes Book, by any written means. The records of the sessions of the Board of Directors will be signed by the Directors that attended the meeting and by the Secretary. If any Director dies, is unable for any reason or refuses to sign the corresponding Minutes of the Board of Directors, the corresponding cause of impediment or refusal will be registered by the Secretary as a footnote. The Minutes of the meeting will be deemed approved from the moment they are signed or registered by the Secretary. As of the date the Minutes of the meeting are signed, the agreements expressed in them may be carried out. A Director who wants to avoid responsibility for any event or agreement reached at a meeting of the Board of Directors should register his opposition in the Minutes to the meeting at which such event or agreement occurred, and this should be recounted during the next Ordinary Shareholders Meeting by the person presiding over such meeting. A Director who believes that minutes to a meeting are subject to inaccuracies or omissions, has the right to append his reservations before signing them. It is understood that Directors who, in spite of not being present at a meeting, communicate simultaneously with such meeting of the Board of Directors through the technological means authorized by the Superintendencia de Valores y Seguros, have attended such meeting. In this event, their attendance and participation in the meeting will be registered by the President, or his replacement, and the Secretary of the Board of Directors. This fact will also be registered in the Minutes recorded for the meeting. Telephone and video conference may be used for meetings of the Board of Directors. Clause Eleven: The Corporation will have a General Manager that will be designated by the Board of Directors and will have all the authority assigned by law and all the power expressly granted by the Board of Directors. The General Manager will act as Secretary for the Board of Directors and for all of the Shareholders Meetings, unless the Board of Directors designates another person to exercise this position, permanently or for a specific meeting. TITLE FOUR. External Auditors. Clause Twelve: The Ordinary Shareholders Meeting will annually designate independent external auditors, with the purpose of examining the accounting, inventory, balance sheet and other financial statements of the Corporation, and should inform in writing to the next Ordinary Shareholders Meeting about the completion of its work. TITLE FIVE. Shareholders Meetings. Clause Thirteen: The shareholders will meet in Ordinary and Extraordinary Meetings. The Ordinary Shareholders Meetings will be carried out within the first four months of each year. The Extraordinary Shareholders Meetings may be carried out at any time, as required by the Corporation’s needs, in order to decide any subject that the law or articles of association determine must be communicated to or decided by the shareholders, provided that such subjects are stated on the corresponding notice of the meeting. Clause Fourteen: The Shareholders Meetings will be formed on its first notice, unless the law or these articles of association require a superior majority, by the simple majority of the shares issued with the right to vote and, on a second notice, with those present or represented, no matter the number. Only holders of shares registered on the Shareholders Register five working days in advance of such Meeting are permitted to participate in such meeting. Clause Fifteen: The resolutions and agreements reached at the Ordinary and Extraordinary Shareholders Meetings will be adopted, on first and second notice, by a simple majority of the shares with the right to vote present or represented at the Meeting, unless the law or these articles of association demand special majorities for specific agreements or decisions. The Meeting must approve by simple majority of the shares with the right to vote present or represented at the Meeting, the disposal of fixed assets of an amount greater than ten percent of the Corporation’s capital stock. Clause Sixteen: The agreements reached at the Extraordinary Shareholders Meeting that involve a change to the Corporation’s articles of association should be adopted by the simple majority of the shares issued with the right to vote. The agreements reached at the Meetings relating to the subjects stated in Law number eighteen thousand forty six will require the vote of two thirds of the shares issued with the right to vote.

Clause Seventeen: The consultations and agreements reached at the Shareholders Meetings will be registered in a Minutes Book, which will be kept by the Secretary, or in his absence, by the General Manager. TITLE SIX. Balance and Earnings Distribution. Clause Eighteen: On December thirty one of each year, a general statement of the balance of operations of the Corporation will be made. From the net earnings of each fiscal year of the Corporation, the Corporation will distribute annually a money dividend to the shareholders proportionate to their shares. The Ordinary Shareholders Meeting will determine the dividend amount, which must be at least thirty percent of the net earnings of each fiscal year, unless the shareholders unanimously agree otherwise. TITLE SEVEN. Dissolution and Liquidation. Clause Nineteen: The Corporation will be dissolved and liquidated if so agreed at an Extraordinary Shareholders Meeting and in other cases established by law. Clause Twenty: Once the Corporation is dissolved, it will proceed through liquidation with a Liquidation Committee designated by the shareholders at a Shareholders Meeting, which will also determine the compensation of such committee. Clause Twenty One: Except by unanimous vote to the contrary by the shares issued with the right to vote and without prejudice to the laws established in article one hundred ten of the Law of Corporations, the Liquidation Committee will be composed of three members. TITLE EIGHT. Arbitrage. Clause Twenty Two: The differences that arise among the shareholders as such, or among them and the Corporation or its administrators, during the existence of the Corporation or during its liquidation, will be submitted to the judgement of an arbitrator named by common consent of the parties, and, if no agreement as to the selection of an arbitrator is reached, the arbitrator will be designated by ordinary courts, against whose judgment no appeal is available. In the event the arbitrator is designated by an ordinary court, the nomination should fall to an attorney that performs or has performed, as judge or attorney, as a member of the Santiago Appellate Court or the

Supreme Court. TRANSITORY CLAUSES. Transitory Clause One. MERGER: In the Extraordinary Meeting of Shareholders of Terranova S.A. of October 31, 2003, herein the “Meeting”, it was agreed and approved to merge by incorporation Forestal Terranova S.A. into the Corporation, acquiring all of its assets and liabilities, and inheriting all of its rights and obligations. The merger will be effective and valid from July 1, 2003. Because of the merger, the Corporation will incorporate all shareholders and equity of Forestal Terranova S.A. Forestal Terranova S.A. will be dissolved after the merger. The meeting also approved the joint and several liability of the Corporation for the payment, as determined by article 69 of the Tax Code, of all the taxes that are owed or may be owed, and even those taxes that should be paid in regards to the liquidation balance sheet, in relation to the following corporations that are dissolved because of the merger: (i) Forestal Terranova S.A., by the merger by incorporation into the Corporation, and (ii) Andinos S.A. and Sociedad Forestal Millalemu S.A., both by the pooling of all of their shares into the Corporation. The merger was carried out based on the following information that was approved at the Meeting: (i) the individual financial statements of Forestal Terranova S.A., Andinos S.A. and Sociedad Forestal Millalemu S.A. to June 30, 2003, audited by external auditors PricewaterhouseCoopers; (ii) the report delivered by expert Luis Enrique Álamos Olivos, of the external audit company PricewaterhouseCoopers, dated September 29, 2003, for the division of Terranova Internacional S.A., now Terranova S.A., effective and valid from July 1, 2003. Such report also includes the balance sheet and the corresponding income statements and cash flows of Terranova Internacional S.A., to June 30, audited by external audit company PricewaterhouseCoopers, and the individual statement of condition of Terranova Internacional S.A., to July 1, 2003, prepared by the same external audit company, representing the division of assets and liabilities of Terranova Internacional S.A. between Terranova S.A., legal successor of Terranova

Internacional S.A., and the new corporation created as result of the division of Terranova Internacional S.A., and (iii) the report delivered by expert Luis Enrique Álamos Olivos, of the external audit company PricewaterhouseCoopers, dated October 10, 2003, based on the documents indicated in (i) and (ii) above, which includes the estimate of the allocations of shares of the Corporation that the shareholders of Forestal Terranova S.A. will receive through the merger of these corporations, including the study and details of such calculation. Such report also includes the Statement of Condition to July 1, 2003 of the Corporation and Forestal Terranova S.A. merged together. The expert reports and audited balance statements mentioned above, with Exhibits, will be registered with a notary in a Santiago Notary’s Office together with the reduction to public instrument of the minutes of the Meeting, documents that for legal purposes will be part and parcel of such minutes and of their reduction to public instrument. In addition, the Corporation will keep control of the tax values of the assets and liabilities of Forestal Terranova S.A., according to article 64 of the Tax Code and the Form Letter N°45 of the Servicio de Impuestos Internos, dated July 16, 2001. The Board of Directors was fully empowered and authorized, without limitation or exclusion, to effect the execution, implementation and fulfillment of the agreements adopted at the Meeting, in order to adopt all the resolutions deemed necessary to perfect the merger mentioned above. The Board of Directors became completely authorized to designate the representative(s) that will proceed to grant the public instrument(s) required for the implementation of the merger, including the clarifying or complementary instruments that may be requested, and to execute each and every transaction, formality and procedure needed to legalize the merger and the other agreements adopted in the Meeting, and to confer all the authorizations and orders deemed necessary for the complete and due fulfillment of the merger and for those actions to produce their legal effects. Transitory clause Two. INCREASE OF CAPITAL AND

SHARE ALLOCATION. The Meeting approved the increase of capital of the Corporation from US$16,828,147.92, divided into 87,871,055 shares, without par value, of the same and only series and without concessions, to US$602,117,437.24, divided into 4,019,837,304 shares without par value, of the same and only series and without concessions, that is, an increase amounting to US$585,289,289.32, that corresponds to the capital underwritten and paid up to this date to Forestal Terranova S.A., including the lower price of allocation of the increase of capital approved by the Shareholders Meeting of Forestal Terranova S.A. on April 23, 2003 and that is presented as “provision account of capital revaluation” on the expert report filed with a notary together with the reduction to public instrument of the minutes of the Meeting. Such increase is paid through the issue of 3,931,966,249 new shares, without par value, of the same and only series and without concessions, that will be paid to the shareholders of Forestal Terranova S.A. through incorporation into the corporation absorbing the capital to financial value of the absorbed corporation. Likewise, the other capital accounts comprising the total of the assets and liabilities of the absorbed corporation to its financial values, will increase the corresponding capital accounts of the surviving corporation, according to the report delivered by expert Luis Enrique Álamos Olivos. The shares issued due to the increase of capital will be completely distributed to the shareholders of Forestal Terranova S.A., according to the exchange rate proposed by expert Luis Enrique Álamos Olivos in his report mentioned above, by which the shareholders of Forestal Terranova S.A. will receive 4.60882403175548 shares of the Corporation for each share of Forestal Terranova S.A. This ratio was calculated based on the balance sheets, records and expert reports mentioned above. After the issuance of the new shares and their distribution according to the exchange ratio mentioned above, the capital of the corporation will be US$602,117,437.24, divided into 4,019,837,304 shares without par value, of the same and only series and without concessions, completely underwritten and paid. The Board of Directors was authorized to issue the correspondent stock certificates of the Corporation representing the new share certificates; to re-stamp the current certificates or to print others as their replacement, determining in both cases the new number of shares into which the capital stock will be divided; to spend what is needed to achieve the exchange of the old certificates for new ones; and to resolve other matters that may arise relating to the increase of capital stock and the merger. Likewise, the Board of Directors of the Corporation was authorized to determine how to allocate shares, if any existed, which resulted from the issue, exchange, distribution and delivery of shares of the Corporation due to the merger.

ESTATUTOS

TERRANOVA S.A.

“ESTATUTOS DE TERRANOVA S.A. TITULO PRIMERO. Nombre, domicilio, duración y objeto. Artículo Primero: Se constituye una sociedad anónima con el nombre de TERRANOVA S.A. en adelante la “Sociedad”. Su domicilio será la ciudad de Santiago, pudiendo establecer agencias o sucursales en otros puntos del país o del extranjero. La Sociedad se regirá por estos estatutos y, en lo que en ellos no esté previsto, por la Ley número dieciocho mil cuarenta y seis, por el Reglamento de Sociedades Anónimas, y demás disposiciones aplicables y pertinentes. Artículo Segundo: La duración de la Sociedad será indefinida. Artículo Tercero: La Sociedad tendrá por objeto la forestación o reforestación de terrenos propios o ajenos de aptitud preferentemente forestal; el manejo, la corta o explotación de bosques naturales o artificiales; la industrialización de la madera, en cualquiera de sus formas; la comercialización en Chile y/o en el extranjero de todo tipo de productos forestales y madereros, propios o de terceros; la compra, venta, distribución, importación y exportación, por cuenta propia o ajena, de todo tipo de productos madereros, forestales, ganaderos y agrícolas y de toda clase de maquinarias, equipos, vehículos, repuestos, materias primas e insumos para la industria maderera y las actividades agrícolas, forestales y ganaderas; invertir capitales en negocios forestales o agrícolas y en empresas derivadas de éstos; formar, constituir, participar, modificar y/o administrar sociedades de cualquier naturaleza que exploten las actividades o negocios antes señalados; la compra y venta, la enajenación y la realización de transacciones relativas a acciones, derechos sociales, bonos, valores mobiliarios y efectos de comercio; prestar servicios gerenciales de asesoría técnica, financiera, legal y otros; y coordinar la gestión de las sociedades en las cuales sea accionista o socia. TITULO SEGUNDO. Capital y Acciones. Artículo Cuarto: El capital de la Sociedad es de US$602.117.437,24, dividido en 4.019.837.304 acciones, sin valor nominal, de una misma y única serie y sin privilegios. Ninguna persona podrá ser dueña de acciones que representen más de un 90% del capital con derecho a voto de la Sociedad. TITULO TERCERO. De la administración. Artículo Quinto: La Sociedad será administrada por un Directorio compuesto de siete miembros reelegibles. El Directorio durará un período de tres años, al final del cual deberá renovarse totalmente. Los Directores tendrán derecho a ser remunerados por sus funciones. El monto de la remuneración lo fijará anualmente la Junta Ordinaria de Accionistas. Artículo Sexto: El Directorio tendrá la representación judicial y extrajudicial de la Sociedad y para el cumplimiento del objeto social, lo que no será necesario acreditar frente a terceros, el Directorio se encuentra investido de todas las facultades de administración y disposición que la ley o estos estatutos no establezcan como privativas de la Junta de Accionistas, sin que sea necesario otorgarle poder especial alguno, inclusive para aquellos actos o contratos respecto de los cuales las leyes exijan estas circunstancias quedando, en consecuencia, el Directorio ampliamente facultado para ejecutar y celebrar todos aquellos actos y contratos que estime convenientes para la administración de los negocios sociales y la inversión de los recursos de la Sociedad. Artículo Séptimo: En su primera reunión después de la Junta de Accionistas en que se haya efectuado su elección, el Directorio elegirá de entre sus miembros un Presidente, que lo será también de la Sociedad y de las Juntas de Accionistas. El Presidente durará 3 años en funciones. La renovación del Presidente deberá ser hecha por el nuevo Directorio en la primera sesión que celebre, después que aquél cumpla su período. Asimismo, el

Directorio designará de entre sus miembros un Vicepresidente de la Sociedad, quien durará en sus funciones 3 años. Si por cualquier causa quedare vacante el cargo de Vicepresidente antes de la expiración del plazo antes establecido, el Directorio hará un nuevo nombramiento por el tiempo que falte para el vencimiento de dicho plazo. El Presidente y el Vicepresidente serán nombrados y podrán ser removidos con el voto conforme de al menos 4 directores. Las sesiones del Directorio y las reuniones de las Juntas de Accionistas de la Sociedad, serán presididas por el Presidente. Artículo Octavo: El Directorio se reunirá en sesiones ordinarias y extraordinarias. Las sesiones ordinarias del Directorio se celebrarán, a lo menos una vez al mes, sin necesidad de citación previa, en el lugar, día y hora que el Directorio tenga señalados al efecto, pudiendo en cualquier tiempo modificarse el día, hora y lugar señalados. Las sesiones extraordinarias del Directorio se celebrarán cuando las cite especialmente el Presidente, por sí o a indicación de uno o más Directores, previa calificación que el Presidente haga de la necesidad de la reunión, salvo que ésta sea solicitada por la mayoría absoluta de los Directores, caso en el cual deberá necesariamente celebrarse la reunión sin calificación previa. La citación a sesión extraordinaria del Directorio deberá contener una referencia a las materias a tratarse en ellas y esta citación podrá omitirse si a la sesión del caso concurrieren la unanimidad de los Directores de la sociedad. Artículo Noveno: Las reuniones del Directorio se constituirán con la asistencia de cuatro Directores, a lo menos. Los acuerdos se adoptarán por la mayoría absoluta de los Directores asistentes. En caso de empate en las votaciones, resolverá el voto del Presidente. En caso de ausencia o impedimento accidental del Presidente, lo reemplazará el Vicepresidente con sus mismas facultades, incluyendo decidir en caso de empate. Artículo Décimo: Las deliberaciones y acuerdos del Directorio se escriturarán en un Libro de Actas, por cualquier medio, siempre que éste ofrezca seguridad de que no podrá haber intercalaciones, supresiones o cualquiera otra adulteración que pueda afectar la fidelidad del Acta. Las actas de las sesiones del Directorio serán firmadas por los Directores que hubieren concurrido a la reunión y por el Secretario. Si alguno de los Directores falleciere, se imposibilitare por cualquier causa, o se negare a firmar el acta correspondiente, se certificará por el Secretario al pie de la misma, la respectiva circunstancia del fallecimiento, impedimento o negativa. Se entenderá aprobada el acta desde el momento de su firma o certificación del Secretario aludida en el inciso precedente, cuando proceda, y desde esa fecha se podrá llevar a efecto los acuerdos a que ella se refiera. El Director que quiera salvar su responsabilidad por algún acto o acuerdo del Directorio, deberá hacer constar en el acta su oposición, debiendo darse cuenta de ello en la próxima Junta Ordinaria de Accionistas por el que presida. El Director que estimare que un acta adolece de inexactitudes u omisiones, tiene derecho a estampar, antes de firmarla, las salvedades correspondientes. Se entenderá que participan en las sesiones aquellos directores que, a pesar de no encontrarse presentes, están comunicados simultánea y permanentemente a través de medios tecnológicos que autorice la Superintendencia de Valores y Seguros. En este caso, su asistencia y participación en la sesión será certificada bajo la responsabilidad del Presidente, o quien haga sus veces, y del Secretario del Directorio, haciéndose constar este hecho en el acta que se levante de la misma. Sin perjuicio de los medios tecnológicos que autorice la Superintendencia, para efectos de las sesiones de la Sociedad, se permitirá el uso de conferencia telefónica y video conferencia. Artículo Undécimo: La Sociedad tendrá un Gerente General que será designado por el Directorio y que estará premunido de todas las facultades que le asigna la ley y de todas aquellas que expresamente le otorgue el Directorio. El Gerente General actuará como Secretario del Directorio y de las Juntas de Accionistas en todas las reuniones que celebren, salvo que el Directorio designe otra persona para ejercer este cargo en forma permanente o para una reunión determinada. TITULO CUARTO. De los Auditores Externos. Artículo Duodécimo: La Junta Ordinaria de Accionistas designará anualmente auditores externos independientes, con el objeto de que examinen la contabilidad, inventario, balance y otros estados financieros de la Sociedad, debiendo informar por escrito a la próxima Junta Ordinaria de Accionistas sobre el cumplimiento de su mandato. TITULO QUINTO. De las Juntas de Accionistas. Artículo Decimotercero: Los accionistas se reunirán en Juntas Ordinarias y Extraordinarias. Las Juntas Ordinarias de Accionistas se celebrarán dentro del primer cuatrimestre de cada año. Las Juntas Extraordinarias de Accionistas podrán celebrarse en cualquier tiempo, cuando lo exijan necesidades sociales, para decidir respecto de cualquier materia que la ley o los estatutos entreguen al conocimiento de las Juntas de Accionistas y siempre que tales materias se señalen en la citación correspondiente. Artículo Decimocuarto: Las Juntas se constituirán en primera citación salvo que la ley o estos estatutos establezcan mayorías superiores, con la mayoría absoluta de las acciones emitidas con derecho a voto y, en segunda citación, con las que se encuentren presentes o representadas, cualquiera que sea su número. Solamente podrán participar en las Juntas y ejercer sus derechos de voz y voto, los titulares de acciones inscritas en el Registro de Accionistas con 5 días hábiles de anticipación a aquél en que haya de celebrase la respectiva Junta. Artículo Decimoquinto: La resolución y los acuerdos de las Juntas Ordinarias y Extraordinarias de Accionistas se adoptarán, en primera y segunda citación, por la mayoría absoluta de las acciones con derecho a voto presentes o representadas en la Junta, salvo que la ley o estos estatutos exijan mayorías especiales para determinados acuerdos o resoluciones. La Junta deberá aprobar por mayoría absoluta de las acciones con derecho a voto presente o representadas en la Junta, la enajenación de bienes del activo inmovilizado de un valor superior al 10% del capital social. Artículo Decimosexto: Los acuerdos de las Juntas Extraordinarias de Accionistas que impliquen reforma a los estatutos sociales, deberán ser adoptados por la mayoría absoluta de las acciones emitidas con derecho a voto. Requerirán del voto conforme de las dos terceras partes de las acciones emitidas con derecho a voto, los acuerdos relativos a las materias señaladas en la Ley número dieciocho mil cuarenta y seis. Artículo Decimoséptimo: De las deliberaciones y acuerdos de las Juntas de Accionistas, se dejará constancia en un Libro de Actas, el que será llevado por el Secretario, si lo hubiere, o, en su defecto, por el Gerente General. TITULO SEXTO. Balance y Distribución de Utilidades. Artículo Decimoctavo: Al treinta y uno de diciembre de cada año se practicará un balance general de las operaciones de la Sociedad. De las utilidades líquidas de cada ejercicio se distribuirá anualmente como dividendo en dinero a los accionistas, a prorrata de sus acciones, la cuota que la Junta Ordinaria de Accionistas determine, debiendo en todo caso ser de a lo menos el treinta por ciento de las utilidades líquidas de cada ejercicio, salvo acuerdo unánime en contrario. TITULO SEPTIMO. Disolución y Liquidación. Artículo Decimonoveno: La Sociedad se disolverá y liquidará por acuerdo de la Junta Extraordinaria de Accionistas y en los demás casos establecidos por la ley. Artículo Vigésimo: Disuelta la Sociedad se procederá a la liquidación por una Comisión Liquidadora elegida por la Junta de Accionistas, la cual fijará su remuneración. Artículo Vigésimo Primero: Salvo acuerdo unánime en contrario de las acciones emitidas con derecho a voto de la Sociedad y sin perjuicio de lo dispuesto en el artículo ciento diez de la Ley sobre Sociedades Anónimas, la Comisión Liquidadora estará formada por tres liquidadores. TITULO OCTAVO. Arbitraje. Artículo Vigésimo Segundo: Las diferencias que ocurran entre los accionistas en su calidad de tales, o entre éstos y la Sociedad o sus administradores, sea durante la vigencia de la Sociedad

o durante su liquidación, de cualquier naturaleza que sean, serán sometidas al fallo de un árbitro arbitrador nombrado de común acuerdo por las partes y, a falta de acuerdo, designado por la justicia ordinaria, contra cuyo fallo no procederá recurso alguno. Para el caso de que el árbitro sea designado por la justicia ordinaria, el nombramiento deberá recaer en un abogado que se desempeñe o se haya desempeñado como ministro o abogado integrante de la Corte de Apelaciones de Santiago o de la Corte Suprema. ARTÍCULOS TRANSITORIOS. Artículo Primero Transitorio. FUSIÓN: En la Junta Extraordinaria de Accionistas de Terranova S.A. celebrada el 31 de octubre de 2003, en adelante la “Junta”, se acordó y aprobó la fusión por incorporación de Forestal Terranova S.A. en la Sociedad, absorbiendo esta última a aquélla en un solo acto, adquiriendo todos sus activos y pasivos, y sucediéndola en todos sus derechos y obligaciones. La fusión tendrá efecto y vigencia a contar del 1° de julio de 2003. Con motivo de la fusión se incorporarán a la Sociedad la totalidad de los accionistas y patrimonios de Forestal Terranova S.A., sociedad que luego de materializada la fusión quedará disuelta. La Junta aprobó además que la Sociedad se haga solidariamente responsable del pago, de acuerdo a lo establecido en el artículo 69 del Código Tributario, de todos los impuestos que adeudaren o pudieren llegar a adeudar, e incluso aquellos impuestos que deban pagarse conforme al pertinente balance de término, las siguientes sociedades que se disuelven con motivo de la fusión: (i) Forestal Terranova S.A., por fusión por incorporación en la Sociedad, y (ii) Andinos S.A. y Sociedad Forestal Millalemu S.A., ambas por reunirse todas sus acciones en manos de la Sociedad. La fusión se efectuó tomando como base para la misma los antecedentes que se indican a continuación y que fueron aprobados por la Junta: (i) Estados financieros individuales de Forestal Terranova S.A., Andinos S.A. y Sociedad Forestal Millalemu S.A. al 30 de junio de 2003, auditados por la firma de auditores externos PricewaterhouseCoopers; (ii) Informe evacuado por el perito Luis Enrique Álamos Olivos, de la empresa de auditoría externa PricewaterhouseCoopers, de fecha 29 de septiembre de 2003, para la división de Terranova Internacional S.A., hoy Terranova S.A., con efecto y vigencia al 1° de julio de 2003. Dicho informe comprende, además, el balance general y los correspondientes estados de resultados y de flujos de efectivo de Terranova Internacional S.A., al 30 de junio de 2003, auditados por la firma de auditores externos PricewaterhouseCoopers, y el estado de situación individual de Terranova Internacional S.A., al 1° de julio de 2003, preparado por la misma firma de auditores externos, que representa la división de los activos y pasivos de Terranova Internacional S.A. entre Terranova S.A., continuadora legal de Terranova Internacional S.A. y la nueva sociedad que se creó producto de la división de Terranova Internacional S.A., y (iii) Informe evacuado por el perito Luis Enrique Álamos Olivos, de la empresa de auditoría externa PricewaterhouseCoopers, de fecha 10 de octubre de 2003, elaborado en base a los documentos indicados en los literales (i) y (ii) anteriores, el cual contiene la estimación de las asignaciones de acciones de la Sociedad que recibirán los accionistas de Forestal Terranova S.A., con motivo de la fusión entre esas sociedades, incluyendo el estudio y detalle de dicho cálculo. Dicho informe comprende, además, el Estado de Situación al 1° de julio de 2003 de la Sociedad y Forestal Terranova S.A. fusionados. Los informes periciales y balances auditados recién indicados, con sus Anexos, se protocolizarán en una Notaría de Santiago conjuntamente con la reducción a escritura pública del acta de la Junta, documentos que para todos los efectos legales se tendrán como parte integrante de dicha acta y de su reducción a escritura pública. Por otra parte, la Sociedad mantendrá el control de los valores tributarios de activos y pasivos de Forestal Terranova S.A., conforme lo dispone el artículo 64 del Código Tributario y la Circular N°45 del Servicio de Impuestos Internos, de fecha 16 de julio de 2001. Se facultó

y autorizó ampliamente al Directorio de la Sociedad, para los efectos de la ejecución, materialización y cumplimiento de los acuerdos adoptados en la Junta, para adoptar todas las resoluciones que estime necesarias para perfeccionar la fusión antes señalada, sin limitación ni exclusión alguna, quedando especialmente facultado para designar el o los mandatarios que procederán a otorgar la o las escrituras públicas necesarias para la materialización de la misma, incluyendo los instrumentos aclaratorios o complementarios que pudieran ser requeridos, y para practicar todos y cada uno de los trámites, diligencias y actuaciones que sean necesarias para formalizar la fusión y los demás acuerdos adoptados en la Junta, pudiendo conferir todas las autorizaciones y mandatos que estime necesarios para su total y debido cumplimiento y para que éstos produzcan todos sus efectos legales. Artículo Segundo Transitorio. AUMENTO DE CAPITAL Y COLOCACIÓN DE ACCIONES: La Junta aprobó aumentar el capital de la Sociedad de la cantidad de US$16.828.147,92, dividido en 87.871.055 acciones, sin valor nominal, de una misma y única serie y sin privilegios, a la cantidad de US$602.117.437,24, dividido en 4.019.837.304 acciones sin valor nominal, de una misma y única serie y sin privilegios, esto es, un aumento ascendente a la suma de US$585.289.289,32, que corresponde al capital suscrito y pagado a esta fecha de Forestal Terranova S.A., incluyendo el menor precio de colocación del aumento de capital que aprobó la Junta de Accionistas de Forestal Terranova S.A. el 23 de abril de 2003 y que se presenta como cuenta “reserva de revalorización del capital” en el informe pericial que se protocolizó junto a la reducción a escritura pública del acta de la Junta. Dicho aumento se entera y paga mediante la emisión de 3.931.966.249 nuevas acciones, sin valor nominal, de una misma y única serie y sin privilegios, que se pagarán por los accionistas de Forestal Terranova S.A. mediante la incorporación a la sociedad absorbente del capital a valor financiero de la sociedad absorbida. Por su parte, las demás cuentas patrimoniales que completan la totalidad de los activos y pasivos de la sociedad absorbida a sus valores financieros, incrementarán las respectivas cuentas patrimoniales de la sociedad absorbente, según el informe evacuado por el perito Luis Enrique Álamos Olivos. Las acciones que se emitan con ocasión del aumento de capital se destinarán íntegramente a los accionistas de Forestal Terranova S.A., en la proporción que les corresponde de acuerdo a la relación de canje de acciones propuesta por el perito Luis Enrique Álamos Olivos en su informe antes referido, en virtud de la cual los accionistas de Forestal Terranova S.A. recibirán 4,60882403175548 acciones de la Sociedad por cada acción que posean en Forestal Terranova S.A., proporción que fue calculada en base a los balances, antecedentes e informes periciales antes descritos. Luego de la emisión de las nuevas acciones y su colocación de acuerdo a la relación de canje antes señalada, el capital de la sociedad será la cantidad de US$602.117.437,24, dividido en 4.019.837.304 acciones sin valor nominal, de una misma y única serie y sin privilegios, íntegramente suscrito y pagado. Se facultó, ampliamente al Directorio para emitir los correspondientes títulos de acciones de la Sociedad representativos de las nuevas acciones de pago; para retimbrar los títulos actuales o para hacer imprimir otros en su reemplazo, consignando en ambos casos el nuevo número de acciones en que se encuentra dividido el capital social; para disponer lo necesario para el canje de los títulos antiguos por los nuevos, y para decidir sobre las demás actuaciones y modalidades que puedan presentarse en relación con el aumento de capital social y la fusión. Se facultó asimismo, al Directorio de la Sociedad para establecer la forma cómo se colocarán las fracciones de acciones, si las hubiere, resultantes de la emisión, canje, distribución y entrega de acciones de la Sociedad con motivo de la fusión.